EX-99.(a)(2)

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF
DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT
COPY OF THE CERTIFICATE OF AMENDMENT OF “FUNDRISE GROWTH TECH
INTERVAL FUND, LLC”, CHANGING ITS NAME FROM "FUNDRISE GROWTH
TECH INTERVAL FUND, LLC" TO "FUNDRISE GROWTH TECH FUND, LLC",
FILED IN THIS OFFICE ON THE EIGHTH DAY OF DECEMBER, A.D. 2021,
AT 7:48 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

5979998 8100	Authentication: 204917634
SR# 20214028534	Date: 12-09-21
You may verify this certificate online at corp.delaware.gov/authver.shtml

DocuSign Envelope ID: A0653B3E-6812-4C60-9E2B-5C294E887832

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:
Fundrise Growth Tech Interval Fund, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The new name of the Limited Liability Company is: Fundrise Growth Tech Fund, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 8 day of December , A.D. 2021 .

By:	/s/ Brandon Jenkins
Authorized Person(s)

Name:	Brandon Jenkins
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:48 PM 12/08/2021
FILED 07:48 PM 12/08/2021
SR 20214028534 - File Number 5979998